                                                                    Exhibit 4.6

                                 ESYNCH CORPORATION

                               STOCK OPTION AGREEMENT

        TYPE OF OPTION (CHECK ONE):   [ X ] INCENTIVE    [    ] NONQUALIFIED

This Stock Option Agreement (the "Agreement") is entered into as of April 1, 1999, by and between eSynch Corporation, a Delaware corporation (the "Company") and Robert Way (the "Optionee") pursuant to the Employment Agreement between the Company and the Optionee, dated April 1, 1999.

SECTION 1.           GRANT OF OPTION.

         The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of One Hundred Ten Thousand (110,000) shares (the "Shares") of the Common Stock of the Company at a purchase price of One Dollar ($1.00) per share (the "Exercise Price"), subject to the terms and conditions set forth herein. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

SECTION 2.           VESTING OF OPTION.

         The right to exercise this Option shall vest immediately and this Option shall be exercisable in whole or in part, as provided herein.

SECTION 3.           TERM OF OPTION.

       Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

       3.1    MAXIMUM TERM.

       the expiration of ten (10) years from the date of this Agreement;

       3.2    INVOLUNTARY TERMINATION WITHOUT CAUSE.

       the expiration of three (3) months from the Service Termination Date if such termination occurs for any reason OTHER THAN permanent disability, death, voluntary resignation or for "cause;" provided, however, that if Optionee dies during such three-month period the provisions of subsection 3.5 below shall apply;

       3.3    VOLUNTARY RESIGNATION.

       the expiration of one (1) month from the Service Termination Date if such termination occurs due to voluntary resignation; provided, however, that if Optionee dies during such one-month period the provisions of subsection 3.5 below shall apply;

       3.4    PERMANENT DISABILITY.

       the expiration of one (1) year from the Service Termination Date if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

       3.5    DEATH.

       the expiration of one (1) year from the Service Termination Date if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following the Service Termination Date pursuant to subsection 3.2 or subsection 3.3 above, as the case may be;

       3.6    TERMINATION FOR CAUSE.

       in the event Optionee's Service is terminated by the Company for "cause," defined hereby to mean the performance of those acts identified in Section 2924 of the California Labor Code, then this Option, whether or not exercisable on the Service Termination Date, shall terminate immediately and become void and of no effect.

SECTION 4.           EXERCISE OF OPTION.

       4.1    PERSONS PERMITTED TO EXERCISE OPTION.

       This Option may be exercised in whole or in part only by the Optionee or by a Successor designated pursuant to Section 5 below.

       4.2    NO EXERCISE AFTER TERMINATION.

       This Option may not be exercised at the time of, or any time after, termination of this Option in accordance with Section 3 above.

       4.3    MECHANICS OF EXERCISE.

       Exercise of this Option shall be made by delivery of the following to the Company at its principal executive offices:

              (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

              (b)    payment in the amount of the Exercise Price, by: (a) cash;
       (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law;

              (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee, provided such arrangements satisfy the requirements of applicable tax laws); and

              (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or of a Successor designated pursuant to Section 5, as the case may be.

SECTION 5.           TRANSFERS ON DEATH OF OPTIONEE; RESTRICTIONS ON LIFETIME
                     ASSIGNMENTS.

       Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement shall be void and shall have no effect.

       5.1    NO ASSIGNMENT OF INCENTIVE STOCK OPTIONS.

         If and to the extent that this Option comprises an incentive stock option, this Option can be assigned or transferred (subject to all other restrictions in this Agreement) only as follows:

              (a) the rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution,

              (b) this Option may be exercised during the lifetime of the Optionee only by such Optionee;

              (c) if the Optionee's Service terminates as a result of his or her death, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (with regard to incentive stock options, each individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement; and

              (d) after the death of the Optionee, only a Successor may exercise this Option.

       In the context of incentive stock options, the term "Successor" refers to each of the transferees, successors or assigns described in this subsection 5.1.

       5.2    LIMITED ASSIGNABILITY OF NONQUALIFIED STOCK OPTIONS.

       If and to the extent that this Option comprises a nonqualified stock option, this Option can be assigned or transferred (subject to all other restrictions in this Agreement) only as follows:

              (a) the rights of the Optionee under this Agreement may be assigned or transferred by will or by the laws of descent and distribution, and Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee shall succeed to the Optionee's rights and obligations under this Agreement, and

              (b) the rights of the Optionee under this Agreement also may be assigned and transferred by the Optionee for estate planning purposes to members of the immediate family of the Optionee, including for this purpose, but not limited to, spouses, parents, descendants, brothers and sisters, or to trusts established for the benefit of such persons.

       In the context of nonqualified stock options, the term "Successor" refers to each of the transferees, successors or assigns described in this subsection 5.2.

SECTION 6.           REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

       6.1    INVESTMENT INTENT AS TO OPTIONS.

       Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

       6.2    INVESTMENT INTENT AS TO SHARES.

       Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate and agreement including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including representations, warranties and agreements that:

              (a) The Optionee is purchasing the Shares solely for the Optionee's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Optionee also represents that the entire legal and beneficial interest of the Shares the Optionee is purchasing is being purchased for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

              (b) The Optionee has discussed the Company and its plans, operations and financial condition with its officers and that the Optionee has received all such information as the Optionee deems necessary and appropriate to enable the Optionee to evaluate the financial risk inherent in making an investment in the Shares of the Company, and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

              (c) The Optionee realizes that the purchase of the Shares will be a highly speculative investment.

              (d) The Optionee is able, without impairing the Optionee's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

              (e) The Optionee acknowledges that he is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Act, and

                     (i) the Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

                     (ii) the share certificate(s) representing the Shares will be stamped with the legends restricting transfer as specified in this Agreement; and

                     (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends as described in this Agreement.

              (f) The Optionee understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of sale of the Shares to the Optionee, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Optionee has been the beneficial owner and the Optionee has paid the full purchase price for the Shares at least one year prior to the sale, and (iv) the other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions of Rule 144, as amended from time to time.

              (g) Without in any way limiting any of the other provisions of this Agreement, Optionee's further agreement that the Optionee shall in no event make any disposition of all or any portion of the Shares which the Optionee is purchasing unless and until:

                     (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                     (ii) (A) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Optionee shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and
              (C) such opinion of counsel shall have been concurred with by counsel for the Company and the Company shall have advised the Optionee of such concurrence.

              (h) The Optionee acknowledges that the Optionee has read this Agreement, and understands that all rights and obligations connected with this Agreement are set forth in this Agreement.

SECTION 7.           ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE.

       In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the number and kind of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option. No fractional share shall be issued under this Option or upon any such adjustment.

SECTION 8. NO CREATION OR ENLARGEMENT OF OPTIONEE'S RIGHTS TO CONTINUE IN ANY CAPACITY.

       The right of the Company to terminate at will the Optionee's services to the Company at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved. Nothing in this Agreement shall diminish or impair in any manner whatsoever the right or power of the Company to terminate the Optionee's Service for any reason, with or without cause.

SECTION 9.           RIGHTS AS STOCKHOLDER.

       The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

SECTION 10.          "MARKET STAND-OFF" AGREEMENT.

       Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

SECTION 11.          RESTRICTIVE LEGENDS.

       In addition to all other legends that the Company or its legal counsel consider appropriate under applicable securities laws, the certificates representing any Shares purchased pursuant to this Agreement shall bear substantially the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY SECURITIES ISSUABLE ON EXERCISE OR WITH RESPECT TO ANY OTHER RIGHT CONNECTED HEREWITH) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. IN ADDITION ANY TRANSFEREE OR ISSUEE OF SUCH SECURITIES MAY BE REQUIRED TO PROVIDE APPROPRIATE INVESTMENT REPRESENTATIONS PRIOR TO ANY SUCH TRANSFER OR ISSUANCE.

SECTION 12.          STOP-TRANSFER NOTICES.

       Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

SECTION 13.          NOTICES.

       Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the records of the Company.

SECTION 14.          GOVERNING LAW.

       The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

SECTION 15.          SEVERABILITY.

       Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

SECTION 16.          ENTIRE AGREEMENT.

       This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied. The Option evidenced hereby may, in the discretion of the Company, also be evidenced by a certificate in such form as the Company may approve, in which case such Option certificate and this Agreement shall evidence one and the same Option, which shall be governed by and construed in accordance with this Agreement.

SECTION 17.          COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement or any notices, certificates or instruments contemplated herein by fax, facsimile, or telecopier shall be deemed the execution and delivery of an originally signed agreement, notice or instrument, as the case may be.

       IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

                                   eSynch Corporation


                                   By:  /s/ Thomas Hemingway
                                       ---------------------------------

                                   Name:     Thomas Hemingway
                                         -------------------------------

                                   Title:    Chief Executive Officer
                                          ------------------------------

                                   "OPTIONEE"



                                     /s/ Robert Way
                                   -------------------------------------
                                   (Signature)


                                   Robert Way
                                   -------------------------------------
                                   (Type or print name)